Exhibit 99.1

Tenneco Reports First Quarter 2014 Results

  Record high quarterly revenue
  Record high first quarter EBIT
  Strong EBIT margin improvement

LAKE FOREST, Ill.--(BUSINESS WIRE)--May 5, 2014--Tenneco Inc. (NYSE: TEN) reported first quarter net income of $46 million, or 75-cents per diluted share, compared with $54 million, or 88-cents per diluted share, in first quarter 2013. Excluding expenses for restructuring and a tax benefit in 2013, net income increased 27% to $56 million, or 91-cents per diluted share, versus $44 million, or 72-cents per diluted share a year ago.

Revenue

Tenneco reported its highest-ever quarterly revenue of $2.094 billion, driven by an 11% increase in Clean Air revenues and a 7% increase in Ride Performance. Excluding substrate sales and currency, total revenue was up 13% year-over-year to $1.633 billion. Total revenue reflects a 9% year-over-year increase in light vehicle OE revenue, a 30% increase in commercial truck and off-highway OE revenue, and a 2% increase in global aftermarket revenue.

“I am very pleased with our strong results this quarter as we continue to capitalize on Tenneco’s outstanding growth drivers and balance across regions and end-markets. We delivered revenue growth in all Clean Air and Ride Performance operating segments, including year-over-year increases in light vehicle, commercial truck and off-highway, and the aftermarket,” said Gregg Sherrill, chairman and CEO. “We continue to improve profitability and delivered significant margin improvement by leveraging our top-line growth with strong operational performance.”

EBIT

First quarter EBIT (earnings before interest, taxes and noncontrolling interests) was $113 million, up 22% from $93 million last year. Adjusted EBIT rose 27% to $123 million.

Clean Air adjusted EBIT increased 19% to $93 million driven by higher light vehicle volumes; increased commercial truck and off-highway equipment revenue; the ramp up of new light and commercial truck and off-highway programs in North America, Europe and China; and operational cost performance.

Ride Performance adjusted EBIT increased 38% to $55 million due to strong manufacturing performance on higher light vehicle volumes in North America, Europe and China; increased commercial vehicle revenues in North America and Europe; and higher aftermarket sales in Europe. These results include a $7 million expense to adjust workers’ compensation reserves.

Adjusted first quarter 2014 and 2013 results:

(millions except per share amounts)	Q1 2014				Q1 2013
	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA*	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures	$164	$113	$46	$0.75	$143	$93	$54	$0.88

Adjustments (reflects non-GAAP measures):
Restructuring and related expenses	10	10	10	0.16	4	4	3	0.04
Net tax adjustments	-	-	-	-	-	-	(13)	(0.20)

Non-GAAP earnings measures	$174	$123	$56	$0.91	$147	$97	$44	$0.72

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)

In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

First quarter 2014 adjustments

  Restructuring and related expenses of $10 million pre-tax, or 16-cents per diluted share.

First quarter 2013 adjustments

  Restructuring and related expenses of $4 million pre-tax, or 4-cents per diluted share;
  Tax adjustments of $13 million, or 20-cents per diluted share, mostly related to recognizing a U.S. tax benefit for foreign taxes.

EBIT Margin

Tenneco delivered strong margin improvement in the quarter with year-over-year improvement in each product division for total adjusted EBIT as a percent of value-add revenue of 7.6%. Clean Air adjusted EBIT as a percent of value-add revenue increased to 9.7% from 9.3% a year ago, and Ride Performance was 8.5%, a significant increase from 6.6%. The total margin improvement was driven by higher light and commercial vehicle volumes, new platforms and an increase in commercial vehicle content, higher Ride Performance aftermarket sales, and continued strong operational performance.

	Q1 2014	Q1 2013
EBIT as a percent of revenue	5.4%	4.9%
EBIT as a percent of value-add revenue	7.0%	6.4%

Adjusted EBIT as a percent of revenue	5.9%	5.1%
Adjusted EBIT as a percent of value-add revenue	7.6%	6.7%

Cash

Cash used by operations in the quarter was $140 million, compared with a cash use of $92 million a year ago. Working capital investments to support growth drove a greater use of cash this quarter.

Capital expenditures in the quarter were $71 million versus $59 million last year, primarily for Clean Air programs in China, North America and Europe.

Outlook

For the second quarter, IHS forecasts global light vehicle production to increase 2% year-over-year in the regions where Tenneco operates. This includes IHS estimates of year-over-year increases in North America (2%), China (11%) and India (6%). Europe is forecasted to be down 1%, South America down 26% and Australia is expected to decrease 3%.

The company expects to outpace global light vehicle production in the second quarter with its strong platform position globally. Commercial truck and off-highway equipment revenue is expected to increase consistent with the full-year revenue growth estimate of 20% to 30%, driven by new business and incremental content launching on current platforms. Tenneco also expects a steady performance from its global aftermarket business, up slightly in the second quarter versus last year with some growth in North America and Europe.

“This quarter continues to demonstrate that our growth is well-balanced across end-markets and geographically. We expect our revenue growth to continue in the second quarter with a slightly stronger light vehicle production environment and incremental revenue from our growing commercial truck and off-highway equipment business,” said Sherrill. “We are also staying focused on continuously driving improved operational performance across all our businesses.”

Attachment 1

Statements of Income – 3 Months
Balance Sheets
Statements of Cash Flows – 3 Months

Attachment 2

Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months

CONFERENCE CALL

The company will host a conference call on Monday, April 28, 2014 at 10:00 a.m. ET. The dial-in number is 888 282-0172 (domestic) or 630-395-0312 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on April 28, 2014 through May 28, 2014. To access this recording, dial 866-430-8796 (domestic) or 203-369-0942(international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 14, 2014 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois.

Tenneco is an $8 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 26,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; Tenneco’s status as supplier for the existing program and its relationship with the customer; and the actual original equipment revenues achieved by the company for each of the last several years compared to the amount of those revenues that the company estimated it would generate at the beginning of each year. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. Currency is assumed to be constant at $1.33 per Euro throughout the entire period. For certain additional assumptions upon which these estimates are based, see the slides accompanying the April 28, 2014 conference call, which are available on the financial section of the Tenneco website at www.tenneco.com.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;
(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;
(iii) the cost and outcome of existing and any future claims, legal proceedings, or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;
(iv) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;
(v) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;
(vi) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;
(vii) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;
(viii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;
(ix) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans, including our current European cost reduction initiatives, and to realize anticipated benefits from these plans;
(x) workforce factors such as strikes or labor interruptions;
(xi) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;
(xii) the negative impact of higher fuel prices on transportation and logistics costs, raw material costs and discretionary purchases of vehicles or aftermarket products;
(xiii) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;
(xiv) product warranty costs;
(xv) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;
(xvi) economic, exchange rate and political conditions in the countries where we operate or sell our products;
(xvii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;
(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;
(xix) changes in accounting estimates and assumptions, including changes based on additional information;
(xx) the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;
(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and
(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.
The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2013.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED MARCH 31,
(Millions except per share amounts)

	2014		2013
Net sales and operating revenues
Clean Air Division - Value-add revenues	$960		$842
Clean Air Division - Substrate sales	484		454
Ride Performance Division - Value-add revenues	650		607
	$2,094		$1,903

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,754	(a)	1,604	(b)
Engineering, research and development	42		35
Selling, general and administrative	132		119	(b)
Depreciation and amortization of other intangibles	51		50
Total costs and expenses	1,979		1,808

Loss on sale of receivables	(1)		(1)
Other income (expense)	(1)		(1)
Total other income (expense)	(2)		(2)

Earnings before interest expense, income taxes, and noncontrolling interests
Clean Air Division	85	(a)	75	(b)
Ride Performance Division	53	(a)	39	(b)
Other	(25)		(21)
	113		93

Interest expense (net of interest capitalized)	19		20
Earnings before income taxes and noncontrolling interests	94		73

Income tax expense	40		12	(c)
Net income	54		61

Less: Net income attributable to noncontrolling interests	8		7
Net income attributable to Tenneco Inc.	$46		$54

Weighted average common shares outstanding:
Basic	60.5		60.3
Diluted	61.5		61.5

Earnings per share of common stock:
Basic	$0.76		$0.90
Diluted	$0.75		$0.88

(a) Includes restructuring and related charges of $10 million pre-tax, $10 million after tax or $0.16 per diluted share, recorded in cost of sales. $8 million is recorded in the Clean Air Division and $2 million is recorded in the Ride Performance Division.

(b) Includes restructuring and related charges of $4 million pre-tax, $3 million after tax or $0.04 per diluted share. Of the adjustment, $3 million is recorded in cost of sales and $1 million is recorded in selling, general and administrative expenses. $3 million is recorded in the Clean Air Division and $1 million is recorded in the Ride Performance Division.

(c) Includes net tax benefits of $13 million or $0.20 per diluted share for tax adjustments to prior year estimates, primarily related to recognizing a U.S. tax benefit for foreign taxes.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		March 31, 2014		December 31, 2013

Assets

	Cash and cash equivalents	$267		$275

	Restricted cash	6		5

	Receivables, net	1,288	(a)	1,060	(a)

	Inventories	737		656

	Other current assets	330		294

	Investments and other assets	357		365

	Plant, property, and equipment, net	1,194		1,175

	Total assets	$4,179		$3,830

Liabilities and Shareholders' Equity

	Short-term debt	$106		$83

	Accounts payable	1,430		1,359

	Accrued taxes	44		40

	Accrued interest	14		10

	Other current liabilities	360		346

	Long-term debt	1,209	(b)	1,019	(b)

	Deferred income taxes	29		28

	Deferred credits and other liabilities	429		453

	Redeemable noncontrolling interests	25		20

	Tenneco Inc. shareholders' equity	491		433

	Noncontrolling interests	42		39

	Total liabilities, redeemable noncontrolling interests and shareholders' equity	$4,179		$3,830

		March 31, 2014		December 31, 2013
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$175		$134

		March 31, 2014		December 31, 2013
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$251		$58
	Term loan A (Due 2017)	225		228
	7.75% senior notes (Due 2018)	225		225
	6.875% senior notes (Due 2020)	500		500
	Other long term debt	8		8

		$1,209		$1,019

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	March 31,
	2014	2013

Operating activities:
Net income	$54	$61
Adjustments to reconcile net income to net cash used by operating activities -
Depreciation and amortization of other intangibles	51	50
Stock-based compensation	5	5
Deferred income taxes	2	(5)
Loss on sale of assets	1	-
Changes in components of working capital-
(Inc.)/dec. in receivables	(234)	(176)
(Inc.)/dec. in inventories	(81)	(40)
(Inc.)/dec. in prepayments and other current assets	(38)	(49)
Inc./(dec.) in payables	87	77
Inc./(dec.) in accrued taxes	5	(5)
Inc./(dec.) in accrued interest	4	4
Inc./(dec.) in other current liabilities	13	(8)
Changes in long-term assets	1	-
Changes in long-term liabilities	(13)	(10)
Other	3	4
Net cash used by operating activities	(140)	(92)

Investing activities:
Proceeds from sale of assets	-	2
Cash payments for plant, property & equipment	(83)	(70)
Cash payments for software-related intangible assets	(7)	(6)
Change in restricted cash	(1)	(9)
Net cash used by investing activities	(91)	(83)

Financing activities:
Issuance (Repurchase) of common shares	(2)	1
Tax benefit from stock-based compensation	12	-
Retirement of long-term debt	(3)	(5)
Net inc./(dec.) in bank overdrafts	4	(9)
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on long-term debt and short-term borrowings secured by accounts receivable	197	191
Net inc./(dec.) in short-term debt secured by accounts receivable	20	-
Capital contribution from noncontrolling interest partner	1	-
Net cash provided by financing activities	229	178

Effect of foreign exchange rate changes on cash and cash equivalents	(6)	7

Increase (Decrease) in cash and cash equivalents	(8)	10
Cash and cash equivalents, January 1	275	223
Cash and cash equivalents, March 31	$267	$233

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$14	$16
Cash paid during the period for income taxes (net of refunds)	21	25

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$40	$31

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q1 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$46

Net income attributable to noncontrolling interests										8

Net income										54

Income tax expense										40

Interest expense (net of interest capitalized)										19

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$56	$9	$20	$85	$30	$16	$7	$53	$(25)	113

Depreciation and amortization of other intangibles	16	12	5	33	8	9	1	18	-	51

Total EBITDA including noncontrolling interests (2)	$72	$21	$25	$118	$38	$25	$8	$71	$(25)	$164

	Q1 2013
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$54

Net income attributable to noncontrolling interests										7

Net income										61

Income tax expense										12

Interest expense (net of interest capitalized)										20

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$49	$11	$15	$75	$25	$10	$4	$39	$(21)	93

Depreciation and amortization of other intangibles	15	10	5	30	8	10	2	20	-	50

Total EBITDA including noncontrolling interests (2)	$64	$21	$20	$105	$33	$20	$6	$59	$(21)	$143

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			Q1 2014				Q1 2013
			EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Net income attributable to Tenneco Inc.	Per Share
Earnings Measures			$164	$113	$46	$0.75	$143	$93	$54	$0.88

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			10	10	10	0.16	4	4	3	0.04
Net tax adjustments			-	-	-	-	-	-	(13)	(0.20)

Non-GAAP earnings measures			$174	$123	$56	$0.91	$147	$97	$44	$0.72

	Q1 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$56	$9	$20	$85	$30	$16	$7	$53	$(25)	$113
Restructuring and related expenses	-	8	-	8	-	2	-	2	-	10
Adjusted EBIT	$56	$17	$20	$93	$30	$18	$7	$55	$(25)	$123

	Q1 2013
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$49	$11	$15	$75	$25	$10	$4	$39	$(21)	$93
Restructuring and related expenses	-	1	2	3	-	1	-	1	-	4
Adjusted EBIT	$49	$12	$17	$78	$25	$11	$4	$40	$(21)	$97

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q1 2014
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$698	$264	$434	$(1)	$435
Europe, South America & India	506	172	334	(1)	335
Asia Pacific	240	48	192	-	192
Total Clean Air Division	1,444	484	960	(2)	962

Ride Performance Division
North America	335	-	335	(4)	339
Europe, South America & India	263	-	263	(15)	278
Asia Pacific	52	-	52	(2)	54
Total Ride Performance Division	650	-	650	(21)	671

Total Tenneco Inc.	$2,094	$484	$1,610	$(23)	$1,633

	Q1 2013
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$646	$260	$386	$-	$386
Europe, South America & India	467	169	298	-	298
Asia Pacific	183	25	158	-	158
Total Clean Air Division	1,296	454	842	-	842

Ride Performance Division
North America	307	-	307	-	307
Europe, South America & India	252	-	252	-	252
Asia Pacific	48	-	48	-	48
Total Ride Performance Division	607	-	607	-	607

Total Tenneco Inc.	$1,903	$454	$1,449	$-	$1,449

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

Attachment 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q1 2014 vs. Q1 2013 $ Change and % Change Increase (Decrease)
	Revenues	% Change	Value-add Revenues Excluding Currency	% Change
Clean Air Division
North America	$52	8%	$49	13%
Europe, South America & India	39	8%	37	12%
Asia Pacific	57	31%	34	22%
Total Clean Air Division	148	11%	120	14%

Ride Performance Division
North America	28	9%	32	10%
Europe, South America & India	11	4%	26	10%
Asia Pacific	4	8%	6	13%
Total Ride Performance Division	43	7%	64	11%

Total Tenneco Inc.	$191	10%	$184	13%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

		Quarter Ended March 31,

		2014		2013

Total debt		$1,315		$1,367

Total cash		273		242

Debt net of cash balances (1)		$1,042		$1,125

Adjusted LTM EBITDA including noncontrolling interests (2) (3)		$734		$642

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (4)		1.4x		1.8x

	Q2 13	Q3 13	Q4 13	Q1 14	Q1 14 LTM

Net income attributable to Tenneco Inc.	$63	$12	$54	$46	$175

Net income attributable to noncontrolling interests	11	10	11	8	40

Income tax expense	47	30	33	40	150

Interest expense (net of interest capitalized)	20	20	20	19	79

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	141	72	118	113	444

Depreciation and amortization of other intangibles	50	51	54	51	206

Total EBITDA including noncontrolling interests (2)	191	123	172	164	650

Restructuring and related expenses	7	58	9	10	84

Total Adjusted EBITDA including noncontrolling interest (3)	$198	$181	$181	$174	$734

	Q2 12	Q3 12	Q4 12	Q1 13	Q1 13 LTM

Net income attributable to Tenneco Inc.	$87	$125	$33	$54	299

Net income attributable to noncontrolling interests	8	7	8	7	30

Income tax expense (benefit)	21	(42)	22	12	13

Interest expense (net of interest capitalized)	21	21	21	20	83

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	137	111	84	93	425

Depreciation and amortization of other intangibles	50	49	57	50	206

Total EBITDA including noncontrolling interests (2)	187	160	141	143	631

Restructuring and related expenses	2	7	3	4	16

Pullman recoveries (5)	-	(5)	-	-	(5)

Total Adjusted EBITDA including noncontrolling interest (3)	$189	$162	$144	$147	$642

(1) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for-dollar basis.

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze our EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(3) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(4) Tenneco presents the above reconciliation of the ratio of debt net of cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of our credit position and progress toward reducing our financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (1), (2) and (3) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(5) Benefit from property recoveries related to transactions originated by The Pullman Company before being acquired by Tenneco in 1996.

Attachment 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions)

	Three Months Ended March 31,

	2014	2013

Original equipment light vehicle revenues	$1,508	$1,388

Original equipment commercial truck, off-highway and other revenues	277	213

Aftermarket revenues	309	302

Net sales and operating revenues	$2,094	$1,903

(1) Generally Accepted Accounting Principles

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q1 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$698	$506	$240	$1,444	$335	$263	$52	$650	$-	$2,094

Less: Substrate sales	264	172	48	484	-	-	-	-	-	484

Value-add revenues	$434	$334	$192	$960	$335	$263	$52	$650	$-	$1,610

EBIT	$56	$9	$20	$85	$30	$16	$7	$53	$(25)	$113

EBIT as a % of revenue	8.0%	1.8%	8.3%	5.9%	9.0%	6.1%	13.5%	8.2%		5.4%
EBIT as a % of value-add revenue	12.9%	2.7%	10.4%	8.9%	9.0%	6.1%	13.5%	8.2%		7.0%

Adjusted EBIT	$56	$17	$20	$93	$30	$18	$7	$55	$(25)	$123

Adjusted EBIT as a % of revenue	8.0%	3.4%	8.3%	6.4%	9.0%	6.8%	13.5%	8.5%		5.9%
Adjusted EBIT as a % of value-add revenue	12.9%	5.1%	10.4%	9.7%	9.0%	6.8%	13.5%	8.5%		7.6%

	Q1 2013
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$646	$467	$183	$1,296	$307	$252	$48	$607	$-	$1,903

Less: Substrate sales	260	169	25	454	-	-	-	-	-	454

Value-add revenues	$386	$298	$158	$842	$307	$252	$48	$607	$-	$1,449

EBIT	$49	$11	$15	$75	$25	$10	$4	$39	$(21)	$93

EBIT as a % of revenue	7.6%	2.4%	8.2%	5.8%	8.1%	4.0%	8.3%	6.4%		4.9%
EBIT as a % of value-add revenue	12.7%	3.7%	9.5%	8.9%	8.1%	4.0%	8.3%	6.4%		6.4%

Adjusted EBIT	$49	$12	$17	$78	$25	$11	$4	$40	$(21)	$97

Adjusted EBIT as a % of revenue	7.6%	2.6%	9.3%	6.0%	8.1%	4.4%	8.3%	6.6%		5.1%
Adjusted EBIT as a % of value-add revenue	12.7%	4.0%	10.8%	9.3%	8.1%	4.4%	8.3%	6.6%		6.7%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating our company's operational performance without the impact of such substrate sales.

CONTACT:
Tenneco Inc.
Media inquiries
Bill Dawson, 847 482-5807
bdawson@tenneco.com
or
Investor inquiries
Linae Golla, 847 482-5162
lgolla@tenneco.com